As filed with the Securities and Exchange Commission on June 24, 2019

Registration Nos: 333-222241,

333-222241-02 to 333-222241-33,

333-222241-41, 333-222241-43,

333-222241-47, 333-222241-48,

333-222241-69, 333-222241-79,

333-222241-80,

333-222241-85 to 333-222241-93,

333-222241-95 to 333-222241-98,

333-222241-100 to 333-222241-106,

333-222241-108,

333-222241-110 to 333-222241-120,

333-222241-125, 333-222241-130,

333-222241-152, 333-222241-153,

333-222241-166, 333-222241-171,

333-222241-174, 333-222241-179,

333-222241-181, 333-222241-183,

333-222241-185, 333-222241-187,

333-222241-189,

333-222241-191 to 333-222241-196,

333-222241-198 to 333-222241-202,

333-222241-205, 333-222241-206,

333-222241-208 to 333-222241-216,

333-222241-219, 333-222241-220,

333-222241-223, 333-222241-225,

333-222241-227 to 333-222241-231,

333-222241-233,

333-222241-235 to 333-222241-240,

333-222241-244, 333-222241-245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Charter Communications, Inc.

Charter Communications Operating, LLC

Charter Communications Operating Capital Corp.

CCO Holdings, LLC

CCO Holdings Capital Corp.*

(Exact name of registrants as specified in their charters)

Delaware	4841	84-1496755
Delaware	4841	43-1843260
Delaware	4841	20-1044453
Delaware	4841	86-1067239
Delaware	4841	20-0257904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard R. Dykhouse

Executive Vice President, General Counsel and

Corporate Secretary

400 Atlantic Street

Stamford, Connecticut 06901

(203) 905-7801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

*	The companies listed below in the Table of Additional Registrant Guarantors are also included in this registration statement on Form S-3 as additional Registrant Guarantors.

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)(2)(3)(4)(5)
CHARTER COMMUNICATIONS OPERATING, LLC AND CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of CCO Holdings, LLC and CCO Holdings Capital Corp. and/or Charter Communications, Inc.(2)	—	—	—	—
CCO HOLDINGS, LLC AND CCO HOLDINGS CAPITAL CORP.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or Charter Communications, Inc.(3)	—	—	—	—
CHARTER COMMUNICATIONS, INC.
Debt Securities	—	—	—	—
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. and/or CCO Holdings, LLC and CCO Holdings Capital Corp.(4)	—	—	—	—
ADDITIONAL REGISTRANT GUARANTORS
Guarantees of Debt Securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., CCO Holdings, LLC and CCO Holdings Capital Corp. and/or Charter Communications, Inc.(5)	—	—	—	—

(1)

An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at unspecified prices. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all the registration fee.

(2)

Charter Communications Operating, LLC and/or Charter Communications Operating Capital Corp. may provide a guarantee of the payment of principal and interest on the Debt Securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. or the Debt securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

(3)

CCO Holdings, LLC and/or CCO Holdings Capital Corp. may provide a guarantee of the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. or the Debt securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

(4)

Charter Communications. Inc. may provide a guarantee of the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. or the Debt securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

(5)

The subsidiaries of Charter Communications Operating, LLC named below under “Table of Additional Registrant Guarantors” may provide a guarantee of the payment of principal and interest on the Debt Securities issued by Charter Communications Operating, LLC and Charter Communications Operating Capital Corp, the Debt securities issued by CCO Holdings, LLC and CCO Holdings Capital Corp. or the Debt Securities issued by Charter Communications, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for such guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The following subsidiaries of Charter Communications Operating, LLC may guarantee the Debt Securities issued hereunder and are additional Registrant Guarantors under this registration statement. The address, including zip code, and telephone number, including area code, for each of the additional Registrant Guarantors is c/o Charter Communications Operating, LLC, 400 Atlantic Street, Stamford, Connecticut 06901, (203) 905-7801. The primary standard industrial classification number for each of these additional Registrant Guarantors is 4841.

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Alabanza LLC	Delaware	26-0665775
America’s Job Exchange LLC	Delaware	14-1850188
Bresnan Broadband Holdings, LLC	Delaware	13-4119839
Bresnan Broadband of Colorado, LLC	Colorado	35-2403834
Bresnan Broadband of Montana, LLC	Montana	32-0334681
Bresnan Broadband of Utah, LLC	Utah	30-0667318
Bresnan Broadband of Wyoming, LLC	Wyoming	61-1642737
Bresnan Digital Services, LLC	Delaware	38-3833973
Bresnan Microwave of Montana, LLC	Delaware	36-4691716
Bright House Networks Information Services (Alabama), LLC	Delaware	20-1544201
Bright House Networks Information Services (California), LLC	Delaware	20-1544390
Bright House Networks Information Services (Florida), LLC	Delaware	59-3758339
Bright House Networks Information Services (Indiana), LLC	Delaware	20-1544486
Bright House Networks Information Services (Michigan), LLC	Delaware	20-1544302
Bright House Networks, LLC	Delaware	02-0636401
CC Fiberlink, LLC	Delaware	43-1928509
CC Systems, LLC	Delaware	43-1925731
CC VI Fiberlink, LLC	Delaware	20-0310684
CC VII Fiberlink, LLC	Delaware	20-0310704
CCO Fiberlink, LLC	Delaware	20-0310854
CCO NR Holdings, LLC	Delaware	86-1067241
CCO Transfers, LLC	Delaware	47-0970631
Charter Advanced Services (MN), LLC	Delaware	32-0400643
Charter Advanced Services (MO), LLC	Delaware	32-0400433
Charter Advanced Services VIII (MN), LLC	Delaware	90-0932548
Charter Communications Entertainment I, LLC	Delaware	43-1720016
Charter Communications VI, L.L.C.	Delaware	43-1854208
Charter Communications VII, LLC	Delaware	43-1867193
Charter Communications, LLC	Delaware	43-1659860
Charter Distribution, LLC	Delaware	74-3089287
Charter Fiberlink – Alabama, LLC	Delaware	20-0193389
Charter Fiberlink – Georgia, LLC	Delaware	20-0193674
Charter Fiberlink – Illinois, LLC	Delaware	43-1943035
Charter Fiberlink – Maryland II, LLC	Delaware	81-2255084
Charter Fiberlink – Michigan, LLC	Delaware	43-1875389
Charter Fiberlink – Missouri, LLC	Delaware	43-1928511
Charter Fiberlink – Nebraska, LLC	Delaware	81-0547765
Charter Fiberlink – Tennessee, LLC	Delaware	20-0193707
Charter Fiberlink CA-CCO, LLC	Delaware	43-1943040
Charter Fiberlink CC VIII, LLC	Delaware	43-1793439
Charter Fiberlink CCO, LLC	Delaware	43-1876029
Charter Fiberlink CT-CCO, LLC	Delaware	20-0339366
Charter Fiberlink LA-CCO, LLC	Delaware	20-0709283

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Charter Fiberlink MA-CCO, LLC	Delaware	20-0258357
Charter Fiberlink MS-CCVI, LLC	Delaware	20-0709405
Charter Fiberlink NC-CCO, LLC	Delaware	20-0258604
Charter Fiberlink NH-CCO, LLC	Delaware	20-0709514
Charter Fiberlink NV-CCVII, LLC	Delaware	20-0474139
Charter Fiberlink NY-CCO, LLC	Delaware	20-0426827
Charter Fiberlink OR-CCVII, LLC	Delaware	20-0474232
Charter Fiberlink SC-CCO, LLC	Delaware	43-1943037
Charter Fiberlink TX-CCO, LLC	Delaware	43-1943038
Charter Fiberlink VA-CCO, LLC	Delaware	20-0709822
Charter Fiberlink VT-CCO, LLC	Delaware	20-0258644
Charter Fiberlink WA-CCVII, LLC	Delaware	20-0474261
Charter Helicon, LLC	Delaware	43-1855018
Charter Leasing Holding Company, LLC	Delaware	47-4669203
Charter Procurement Leasing, LLC	Delaware	47-4657690
DukeNet Communications, LLC	Delaware	27-2985707
Falcon Cable Communications, LLC	Delaware	52-2095705
Helicon Partners I, L.P.	Delaware	22-3337392
Intrepid Acquisition LLC	Delaware	76-0732702
Marcus Cable Associates, L.L.C.	Delaware	75-2775560
NaviSite LLC	Delaware	52-2137343
Spectrum Advanced Services, LLC	Delaware	26-0354307
Spectrum Gulf Coast, LLC	Delaware	45-4608769
Spectrum Mid-America, LLC	Delaware	45-4593320
Spectrum Mobile, LLC	Delaware	82-2492552
Spectrum Mobile Equipment, LLC	Delaware	82-3887201
Spectrum NLP, LLC	Delaware	45-1560311
Spectrum Oceanic, LLC	Delaware	45-4593273
Spectrum Originals, LLC	Delaware	82-3414467
Spectrum Originals Development, LLC	Delaware	43-1843179
Spectrum Pacific West, LLC	Delaware	45-4593361
Spectrum RSN, LLC	Delaware	43-1843179
Spectrum Security, LLC	Delaware	27-3884185
Spectrum Southeast, LLC	Delaware	45-4608839
Spectrum TV Essentials, LLC	Delaware	43-1843179
Spectrum Wireless Holdings, LLC	Delaware	43-1843179
TC Technology LLC	Delaware	43-1843179
The Helicon Group, L.P.	Delaware	22-3248703
Time Warner Cable Business LLC	Delaware	35-2466312
Time Warner Cable Enterprises LLC	Delaware	45-4854395
Time Warner Cable Information Services (Alabama), LLC	Delaware	20-0639409
Time Warner Cable Information Services (Arizona), LLC	Delaware	20-4370232
Time Warner Cable Information Services (California), LLC	Delaware	20-0162970
Time Warner Cable Information Services (Colorado), LLC	Delaware	26-2375439
Time Warner Cable Information Services (Hawaii), LLC	Delaware	20-0162993
Time Warner Cable Information Services (Idaho), LLC	Delaware	20-8254896
Time Warner Cable Information Services (Illinois), LLC	Delaware	26-2375576
Time Warner Cable Information Services (Indiana), LLC	Delaware	20-1618562
Time Warner Cable Information Services (Kansas), LLC	Delaware	20-0163009
Time Warner Cable Information Services (Kentucky), LLC	Delaware	20-4370430
Time Warner Cable Information Services (Maine), LLC	Delaware	48-1296576

Exact Name of Additional Registrant Guarantor as Specified in Its Charter	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Time Warner Cable Information Services (Massachusetts), LLC	Delaware	20-0639517
Time Warner Cable Information Services (Michigan), LLC	Delaware	26-2376102
Time Warner Cable Information Services (Missouri), LLC	Delaware	20-0163031
Time Warner Cable Information Services (Nebraska), LLC	Delaware	20-0597251
Time Warner Cable Information Services (New Hampshire), LLC	Delaware	20-0834759
Time Warner Cable Information Services (New Jersey), LLC	Delaware	20-0605091
Time Warner Cable Information Services (New Mexico), LLC	Delaware	20-8244978
Time Warner Cable Information Services (New York), LLC	Delaware	06-1530234
Time Warner Cable Information Services (North Carolina), LLC	Delaware	05-0563203
Time Warner Cable Information Services (Ohio), LLC	Delaware	20-0163449
Time Warner Cable Information Services (Pennsylvania), LLC	Delaware	20-0639607
Time Warner Cable Information Services (South Carolina), LLC	Delaware	20-0163480
Time Warner Cable Information Services (Tennessee), LLC	Delaware	20-0639795
Time Warner Cable Information Services (Texas), LLC	Delaware	20-0095157
Time Warner Cable Information Services (Virginia), LLC	Delaware	20-4370738
Time Warner Cable Information Services (Washington), LLC	Delaware	20-5690377
Time Warner Cable Information Services (West Virginia), LLC	Delaware	20-1620308
Time Warner Cable Information Services (Wisconsin), LLC	Delaware	20-0163685
Time Warner Cable, LLC	Delaware	81-2545593
Time Warner Cable Media LLC	Delaware	27-4633156
Time Warner Cable New York City LLC	Delaware	45-4593291
Time Warner Cable Northeast LLC	Delaware	45-4593341
TWC Administration LLC	Delaware	90-0882471
TWC Communications, LLC	Delaware	35-2205910
TWC Media Blocker LLC	Delaware	81-2620702
TWC SEE Holdco LLC	Delaware	20-5421447
TWC Wireless LLC	Delaware	20-3364329
TWC/Charter Los Angeles Cable Advertising, LLC	Delaware	26-1900064
TWCIS Holdco LLC	Delaware	27-3481972

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration Statement No. 333-222241) (the “Registration Statement”) is filed solely to (i) add Spectrum TV Essentials, LLC, a Delaware limited liability company and a wholly owned subsidiary of Charter Communications Operating, LLC (“CCO”), Spectrum Wireless Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of CCO, and TC Technology LLC, a Delaware limited liability company and a wholly owned subsidiary of Time Warner Cable Enterprises LLC (collectively, the “New Subsidiary Guarantors”), as coregistrants to the Registration Statement, (ii) update the information in Part II with respect to the addition of the New Subsidiary Guarantors and to reflect the coregistrants whose names have been changed and the release of certain coregistrants as a result of that certain Restatement Agreement to the Amended and Restated Credit Agreement, dated April 26, 2019, by and among CCO, CCO Holdings, the lenders party thereto, Bank of America, N.A., as administrative agent, and each of the issuing lenders thereto, and (iii) file additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.

Accordingly, the base prospectus is being omitted from this filing. This post-effective amendment shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees and expenses		**

Total	$	**

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware

Each of Charter Communications, Inc., Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Holdings, LLC, CCO Holdings Capital Corp., Alabanza LLC, America’s Job Exchange LLC, Bresnan Broadband Holdings, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, CC Fiberlink, LLC, CC Systems, LLC, CC VI Fiberlink, LLC, CC VII Fiberlink, LLC, CCO Fiberlink, LLC, CCO NR Holdings, LLC, CCO Transfers, LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services VIII (MN), LLC, Charter Communications Entertainment I, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink – Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Leasing Holding Company, LLC, Charter Procurement Leasing, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Helicon Partners I, L.P., Intrepid Acquisition LLC, Marcus Cable Associates, L.L.C., NaviSite LLC, Spectrum Advanced Services, LLC, Spectrum Gulf Coast, LLC, Spectrum Mid-America, LLC, Spectrum Mobile, LLC, Spectrum Mobile Equipment, LLC, Spectrum NLP, LLC, Spectrum Oceanic, LLC, Spectrum Originals, LLC, Spectrum Originals Development, LLC, Spectrum Pacific West, LLC, Spectrum RSN, LLC, Spectrum Security, LLC, Spectrum Southeast, LLC, Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC, TC Technology LLC, The Helicon Group, L.P., Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado),

LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services (Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable New York City LLC, Time Warner Cable Northeast LLC, TWC Administration LLC, TWC Communications, LLC, TWC Media Blocker LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Los Angeles Cable Advertising, LLC and TWCIS Holdco LLC is formed or incorporated under the laws of the State of Delaware.

Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act authorizes a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

The limited liability company agreements of Charter Communications Operating, LLC, CCO Holdings, LLC, Alabanza LLC, America’s Job Exchange LLC, Bresnan Broadband Holdings, LLC, Bresnan Digital Services, LLC, Bresnan Microwave of Montana, LLC, Bright House Networks Information Services (Alabama), LLC, Bright House Networks Information Services (California), LLC, Bright House Networks Information Services (Florida), LLC, Bright House Networks Information Services (Indiana), LLC, Bright House Networks Information Services (Michigan), LLC, Bright House Networks, LLC, CC Fiberlink, LLC, CC Systems, LLC, CC VI Fiberlink, LLC, CC VII Fiberlink, LLC, CCO Fiberlink, LLC, CCO NR Holdings, LLC, CCO Transfers, LLC, Charter Advanced Services (MN), LLC, Charter Advanced Services (MO), LLC, Charter Advanced Services VIII (MN), LLC, Charter Communications Entertainment I, LLC, Charter Communications VI, L.L.C., Charter Communications VII, LLC, Charter Communications, LLC, Charter Distribution, LLC, Charter Fiberlink – Alabama, LLC, Charter Fiberlink – Georgia, LLC, Charter Fiberlink – Illinois, LLC, Charter Fiberlink – Maryland II, LLC, Charter Fiberlink – Michigan, LLC, Charter Fiberlink – Missouri, LLC, Charter Fiberlink – Nebraska, LLC, Charter Fiberlink – Tennessee, LLC, Charter Fiberlink CA-CCO, LLC, Charter Fiberlink CC VIII, LLC, Charter Fiberlink CCO, LLC, Charter Fiberlink CT-CCO, LLC, Charter Fiberlink LA-CCO, LLC, Charter Fiberlink MA-CCO, LLC, Charter Fiberlink MS-CCVI, LLC, Charter Fiberlink NC-CCO, LLC, Charter Fiberlink NH-CCO, LLC, Charter Fiberlink NV-CCVII, LLC, Charter Fiberlink NY-CCO, LLC, Charter Fiberlink OR-CCVII, LLC, Charter Fiberlink SC-CCO, LLC, Charter Fiberlink TX-CCO, LLC, Charter Fiberlink VA-CCO, LLC, Charter Fiberlink VT-CCO, LLC, Charter Fiberlink WA-CCVII, LLC, Charter Helicon, LLC, Charter Leasing Holding Company, LLC, Charter Procurement Leasing, LLC, DukeNet Communications, LLC, Falcon Cable Communications, LLC, Intrepid Acquisition LLC, Marcus Cable Associates, L.L.C., NaviSite LLC, Spectrum Advanced Services, LLC, Spectrum Gulf Coast, LLC, Spectrum Mid-America, LLC, Spectrum Mobile, LLC, Spectrum Mobile Equipment, LLC, Spectrum NLP, LLC, Spectrum Oceanic, LLC, Spectrum Originals, LLC, Spectrum Originals Development, LLC, Spectrum Pacific West, LLC, Spectrum RSN, LLC, Spectrum Security, LLC, Spectrum Southeast, LLC, Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC, Time Warner Cable Business LLC, Time Warner Cable Enterprises LLC, Time Warner Cable Information Services (Alabama), LLC, Time Warner Cable Information Services (Arizona), LLC, Time Warner Cable Information Services (California), LLC, Time Warner Cable Information Services (Colorado), LLC, Time Warner Cable Information Services (Hawaii), LLC, Time Warner Cable Information Services (Idaho), LLC, Time Warner Cable Information Services (Illinois), LLC, Time Warner Cable Information Services (Indiana), LLC, Time Warner Cable Information Services (Kansas), LLC, Time Warner Cable Information Services (Kentucky), LLC, Time Warner Cable Information Services

(Maine), LLC, Time Warner Cable Information Services (Massachusetts), LLC, Time Warner Cable Information Services (Michigan), LLC, Time Warner Cable Information Services (Missouri), LLC, Time Warner Cable Information Services (Nebraska), LLC, Time Warner Cable Information Services (New Hampshire), LLC, Time Warner Cable Information Services (New Jersey), LLC, Time Warner Cable Information Services (New Mexico), LLC, Time Warner Cable Information Services (New York), LLC, Time Warner Cable Information Services (North Carolina), LLC, Time Warner Cable Information Services (Ohio), LLC, Time Warner Cable Information Services (Pennsylvania), LLC, Time Warner Cable Information Services (South Carolina), LLC, Time Warner Cable Information Services (Tennessee), LLC, Time Warner Cable Information Services (Texas), LLC, Time Warner Cable Information Services (Virginia), LLC, Time Warner Cable Information Services (Washington), LLC, Time Warner Cable Information Services (West Virginia), LLC, Time Warner Cable Information Services (Wisconsin), LLC, Time Warner Cable, LLC, Time Warner Cable Media LLC, Time Warner Cable New York City LLC, TWC Administration LLC, TWC Communications, LLC, TWC Media Blocker LLC, TWC SEE Holdco LLC, TWC Wireless LLC, TWC/Charter Los Angeles Cable Advertising, LLC and TWCIS Holdco LLC (each, an “LLC”) provide that a member, a manager, a director, any officer, their respective affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any member or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable LLC, shall be indemnified and held harmless by such LLC to the fullest extent permitted by law from and against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such LLC. Notwithstanding the foregoing, no indemnification is available under the limited liability company agreement of any of the LLCs in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable LLC and the members shall not be personally liable to an indemnifiable person for payment of indemnification.

The Limited Liability Company Agreement of TC Technology LLC (“TC Technology”) provides that TC Technology shall indemnify and hold harmless the members and their respective affiliates and any of its or their equity owners, employees, officers and directors representatives or agents to the fullest extent permitted by law against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such indemnifiable person (or one or more of such indemnifiable person’s affiliates) in connection with, relating to, or arising out of the business and operations of TC Technology. Notwithstanding the foregoing, no such person shall be indemnified for any expenses, liabilities and losses resulting from an action for which such person is liable to TC Technology for errors of judgment made in good faith to the extent that such person’s conduct constituted bad faith, willful misconduct or fraud. The obligation of TC Technology to indemnify the members or any other person shall be satisfied out of TC Technology’s assets only.

Corporations

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In addition, the Delaware General Corporation Law does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director

(i)	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)	for unlawful payments of dividends or unlawful stock purchases or redemptions, or

(iv)

for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The bylaws of each of Charter, CCO Holdings Capital and CCO Capital (each, a “corporation”) require the applicable corporation, to the fullest extent authorized by the Delaware General Corporation Law, to indemnify any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, in each case, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

Charter has entered into indemnification agreements that require it to indemnify each of its directors and officers to the fullest extent permitted by law for any claims made against each of these persons because he or she is, was or may be deemed to be a stockholder, director, officer, employee, controlling person, agent or fiduciary of Charter or any of its subsidiaries. Charter is obligated to pay the expenses of these persons in connection with any claims that are subject to the applicable agreement.

Limited Partnerships

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

The limited partnership agreements of Helicon Partners I, L.P. and The Helicon Group, L.P. (each, a “Partnership”) provide that a partner, any of such partner’s affiliates or any person who at any time serves or has served as a director, officer, employee or other agent of any partner or any such affiliate, and who, in such capacity, engages or has engaged in activities on behalf of the applicable Partnership, shall be indemnified and held harmless by such Partnership against any losses, damages, expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by or in connection with any claim, action, suit or proceeding to which such indemnifiable person is or was a party or is threatened to be made a party by reason of the fact that such person is or was engaged in activities on behalf of such Partnership. Notwithstanding the foregoing, no indemnification is available under the limited partnership agreement of any of the Partnerships in respect of any such claim adjudged to be primarily the result of bad faith, willful misconduct or fraud of an indemnifiable person. Any act or omission by an indemnifiable person done in reliance upon the opinion of independent legal counsel or public accountants selected with reasonable care shall not constitute bad faith, willful misconduct, or fraud on the part of such indemnifiable person. Payment of these indemnification obligations shall be made from the assets of the applicable Partnership and the partners shall not be personally liable to an indemnifiable person for payment of indemnification.

Colorado

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in Section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Limited Liability Company Agreement of Bresnan Broadband of Colorado, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Colorado law.

Montana

Section 38-8-504 of the Montana Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The Limited Liability Company Agreement of Bresnan Broadband of Montana, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Montana law.

Utah

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Bresnan Broadband of Utah, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Utah law.

Wyoming

Section 17-29-408 of the Wyoming Limited Liability Company Act permits a Wyoming limited liability company to indemnify any member of a member-manager company or any manager of a manager-managed company for any debt, obligation or other liability incurred by such member or manager in the course of the member’s or manager’s activities on behalf of the Wyoming limited liability company, if in making the payment or incurring the debt, obligation or other liability, the member or manager was acting within the scope of his or her duties.

The Limited Liability Company Agreement of Bresnan Broadband of Wyoming, LLC provides for the indemnification of officers and directors to the fullest extent permitted by Wyoming law.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibits

Reference is made to the exhibit index filed as part of the Registration Statement.

Financial Statement Schedules

Certain schedules have been omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit	Description

1.1†	Form of Underwriting Agreement

2.1*	Agreement and Plan of Mergers, dated as of May 23, 2015, among Time Warner Cable Inc. (“TWC”), Charter Communications, Inc. (“Legacy Charter”), CCH I, LLC (now known as Charter Communications, Inc. “Charter”), and certain other parties thereto (incorporated herein by reference to Exhibit 2.1 to Charter’s Registration Statement on Form S-4 dated and filed with the Securities and Exchange Commission on June 25, 2015 (File No. 333-205240) (the “Merger Form S-4”))

2.2*	Contribution Agreement, dated as of March 31, 2015, as amended on May 23, 2015, by and among Legacy Charter, Charter, Advance/Newhouse Partnership (“A/N”) and certain other parties thereto (incorporated herein by reference to Exhibit 2.2 to the Merger Form S-4)

4.1*	Indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., and CCO Safari II, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on July 27, 2015 (File No. 001-33664)) (including form of guarantee)

4.2*	Second Supplemental Indenture, dated as of May 18, 2016, among Charter Communications Operating, LLC, Charter Communications Operating Capital Corp., CCO Safari II, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.3*	Third Supplemental Indenture, dated as of May 18, 2016, among CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.4*	Fourth Supplemental Indenture, dated as of November 1, 2016, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., as issuers, CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 filed by CCO Holdings, LLC on October 6, 2017 (File No. 333-220863))

4.5**	Eighth Supplemental Indenture, dated as of December 21, 2017, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., as issuers, CCO Holdings, LLC, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

4.6*	Indenture, dated as of November 20, 2015, among CCO Holdings, LLC, CCO Holdings Capital Corp. and CCOH Safari, LLC, as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Charter Communications, Inc. on November 25, 2015 (File No. 001-33664))

4.7*	Second Supplemental Indenture, dated as of May 18, 2016, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., CCOH Safari, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

Exhibit	Description

4.8††	Form of Charter Communications, Inc. indenture

4.9*	Form of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. Debt Security (included in Exhibit 4.1)

4.10*	Form of CCO Holdings, LLC and CCO Holdings Capital Corp. Debt Security (included in Exhibit 4.6)

4.11††	Form of Charter Communications, Inc. Debt Security

4.12*	Collateral Agreement, dated as of May 18, 2016, by Charter Communications Operating, LLC, Charter Communications Operating Capital Corp. and the other grantors party thereto in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.13*	First Lien Intercreditor Agreement, dated as of May 18, 2016, by and among Charter Communications Operating, LLC, the other grantors party thereto, Bank of America, N.A., as credit agreement collateral agent for the credit agreement secured parties, The Bank of New York Mellon Trust Company, N.A., as notes collateral agent for the indenture secured parties, and each additional agent from time to time party thereto (incorporated herein by reference to Exhibit 10.7 to the Current Report on Form 8-K filed by CCO Holdings, LLC on May 24, 2016 (File No. 001-37789))

4.14*	Form of supplemental indenture providing for the addition of guarantors to Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. indenture (included in Exhibit 4.1)

5.1	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp.

5.2	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of CCO Holdings, LLC and CCO Holdings Capital Corp.

5.3	Legal Opinion of Kirkland & Ellis LLP relating to debt securities of Charter Communications, Inc.

12.1**	CCO Holdings, LLC Computation of Ratio of Earnings to Fixed Charges

12.2**	Charter Communications, Inc. Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Kirkland & Ellis LLP relating to the legal opinion with respect to debt securities of Charter Communications Operating, LLC and Charter Communications Operating Capital Corp. (included with Exhibit 5.1)

23.2	Consent of Kirkland & Ellis LLP relating to the legal opinion with respect to debt securities of CCO Holdings, LLC and CCO Holdings Capital Corp. (included with Exhibit 5.2)

23.3	Consent of Kirkland & Ellis LLP relating to the legal opinion with respect to debt securities of Charter Communications, Inc. (included with Exhibit 5.3)

23.4**	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of CCO Holdings, LLC

23.5**	Consent of KPMG LLP (St. Louis, MO) relating to the audit report on the financial statements of Charter Communications, Inc.

23.6**	Consent of Ernst & Young LLP (New York, NY) relating to the audit report on the financial statements of Time Warner Cable Inc.

23.7**	Consent of KPMG LLP (New York, NY) relating to the audit report on the financial statements of Bright House Networks, LLC

Exhibit	Description

24.1**	Powers of Attorney (included on the signature pages of this Registration Statement on Form S-3 and incorporated by reference)

25.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of July 23, 2015, among Charter Communications Operating, LLC and Charter Communications Operating Capital Corp., as issuers, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent

25.2**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the indenture, dated as of November 20, 2015, among CCO Holdings, LLC and CCO Holdings Capital Corp., as issuers, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee

25.3**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. with respect to the Charter Communications, Inc. form of indenture among Charter Communications Inc., the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee

†	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.
*	Incorporated by reference and not filed herewith.
**	Previously filed.
††	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 24, 2019.

CHARTER COMMUNICATIONS OPERATING, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

CCO HOLDINGS, LLC
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

CCO HOLDINGS CAPITAL CORP.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

CHARTER COMMUNICATIONS, INC.
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

EACH OF THE ADDITIONAL REGISTRANT GUARANTORS (OTHER THAN THE NEW SUBSIDIARY GUARANTORS) NAMED ON THE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

SPECTRUM TV ESSENTIALS, LLC
Additional Registrant Guarantor

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

SPECTRUM WIRELESS HOLDINGS, LLC
Additional Registrant Guarantor

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

TC TECHNOLOGY LLC
Additional Registrant Guarantor

By:	/s/ Kevin D. Howard
Kevin D. Howard
Chief Accounting Officer and Controller

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Richard R. Dykhouse, Thomas E. Proost and Kevin D. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Spectrum TV Essentials, LLC, Spectrum Wireless Holdings, LLC and TC Technology LLC.

Signature	Title	Date

/s/ Thomas M. Rutledge Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	June 24, 2019

/s/ Christopher L. Winfrey Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	June 24, 2019

/s/ Kevin D. Howard Kevin D. Howard	Chief Accounting Officer (Principal Accounting Officer)	June 24, 2019

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating, LLC, CCO Holdings, LLC and each of the additional Registrant Guarantors (other than the New Subsidiary Guarantors) named on the Table of Additional Registrant Guarantors.

Signature	Title	Date

* Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	June 24, 2019

* Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	June 24, 2019

* Kevin D. Howard	Chief Accounting Officer (Principal Accounting Officer)	June 24, 2019

*By:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of each of Charter Communications Operating Capital Corp. and CCO Holdings Capital Corp.

Signature	Title	Date

* Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	June 24, 2019

* Christopher L. Winfrey	Chief Financial Officer, Sole Director (Principal Financial Officer)	June 24, 2019

* Kevin D. Howard	Chief Accounting Officer (Principal Accounting Officer)	June 24, 2019

*By:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of Charter Communications, Inc.

Signature	Title	Date

* Thomas M. Rutledge	Chairman and Chief Executive Officer (Principal Executive Officer)	June 24, 2019

* Christopher L. Winfrey	Chief Financial Officer (Principal Financial Officer)	June 24, 2019

* Kevin D. Howard	Chief Accounting Officer (Principal Accounting Officer)	June 24, 2019

* Eric L. Zinterhofer	Lead Independent Director	June 24, 2019

* W. Lance Conn	Director	June 24, 2019

* Craig A. Jacobson	Director	June 24, 2019

*	Director	June 24, 2019
Gregory B. Maffei

Kim C. Goodman	Director

* John D. Markley, Jr.	Director	June 24, 2019

* David C. Merritt	Director	June 24, 2019

James E. Meyer	Director

* Steven A. Miron	Director	June 24, 2019

* Balan Nair	Director	June 24, 2019

Michael A. Newhouse	Director

* Mauricio Ramos	Director	June 24, 2019

*By:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Attorney-In-Fact